Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the Quarterly Report of Protection One, Inc. on Form 10-Q for the quarterly period ended March 31, 2010  (the “Report”), which this certification accompanies, I, Darius G. Nevin, in my capacity as Executive Vice President and Chief Financial Officer of Protection One, Inc., certify that to the best of my knowledge the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Protection One, Inc.

Date: May 13, 2010	/s/ Darius G. Nevin
Darius G. Nevin
Executive Vice President and Chief Financial Officer,
Protection One, Inc.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes — Oxley Act of 2002 and shall not be deemed filed by the Companies as part of the Report or as a separate disclosure document for purposes of Section 18 or any other provision of the Securities Exchange Act of 1934, as amended.